BIOFORCE NANOSCIENCES HOLDINGS, INC

PROSPECTIVE RESOURCES REPORT

ATTRIBUTABLE TO CERTAIN INTERESTS

FOX MOUNTAIN AND SOUTH LUND ASSETS

SPE-PRMS

AS OF

JULY 1, 2026

BioForce Nanosciences Holdings, Inc

Prospective Resources Report

Attributable to Certain Interests

Fox Mountain and South Lund Assets

SPE-PRMS

As of

July 1, 2026

[redacted]

Mario A. Ballesteros, P.E.
TBPELS License No. 107132
Managing Senior Vice President

[redacted]

D. Corey Barton
AAPG C.P.G. No. 6526
Managing Senior Vice President – Geoscience

STATE OF TEXAS
MARIO A. BALLESTEROS
107132
LICENSED
PROFESSIONAL ENGINEER

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS
CERTIFIED PETROLEUM GEOLOGIST
D. COREY BARTON
6526

TABLE OF CONTENTS

August 11, 2026

Richard Kaiser
CFO / Director
BioForce Nanosciences Holdings, Inc
2020 General Booth Blvd., Ste. 230
Virginia Beach, VA 23454

Dear Mr. Richard Kaiser:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the gross 1U (Low Estimate - P90), 2U (Best Estimate – P50), and 3U (High Estimate – P10) prospective resources volumes attributed to certain prospects in the Fox Mountain and South Lund assets in Nye County, Nevada. The prospective resources volumes included herein were estimated based on the definitions and disclosure guidelines contained in the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), Society of Petroleum Evaluation Engineers (SPEE), Society of Exploration Geophysicists (SEG), Society of Petrophysicists and Well Log Analysts (SPWLA), and European Association of Geoscientists & Engineers (EAGE) 2018 Petroleum Resources Management System (SPE-PRMS), which were revised in June 2018. The reported volume cases were generated using probabilistic scenarios, and reported herein as statistical P90, P50, P10 fractiles.

This report includes an Executive Summary that summarizes the results of our evaluation. Following our Executive Summary is a detailed presentation of the properties included in this report and the methodology that we applied. Finally, we present our Standards of Independence and Professional Qualifications.

This report was prepared for the exclusive use and sole benefit of BioForce Nanosciences Holdings and may not be put to other use without our prior written consent for such use.

Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

[redacted]

Mario A. Ballesteros, P.E.
TBPELS License No. 107132
Managing Senior Vice President

[redacted]

D. Corey Barton
AAPG C.P.G. No. 6526
Managing Senior Vice President – Geoscience

MAB-DCB (HGA)/pl

1. Executive Summary

This report presents an assessment of gross, unrisked prospective resources and associated chance of geological discovery (P_g) for certain defined prospective hydrocarbon accumulations in the Fox Mountain and South Lund assets based on data provided by BioForce Nanosciences Holdings, Inc. In addition to the data provided, Ryder Scott sourced additional available material that was used as part of the evaluation. Prospective resources are defined in the PRMS as: *those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of geologic discovery and a chance of development. Prospective Resources are further categorized in accordance with the range of uncertainty associated with recoverable estimates, assuming discovery and development, and may be sub-classified based on project maturity.* This report does not evaluate Chance of Development (P_d), Chance of Commerciality (P_c), economic value, contractual entitlement, lease validity, or a specific development plan. The reported technically recoverable quantities are therefore conditional on discovery and on the future definition of a technically feasible project.

Ryder Scott reviewed the available seismic data, the seismic data interpretations, the available subsurface information, and other data concerning the resource potential in the White River Valley. The focus of this assessment are two prospective areas named Fox Mountain and South Lund, located in adjacent basin to the commercially productive Railroad Valley in which multiple fields have been discovered and produced. Ryder Scott also incorporated data and interpretations from fields in the vicinity of the prospective accumulations. These data and interpretations were used as analogs for certain input parameters where it was judged appropriate. Fields that provided analog information included Grant Canyon and Bacon Flat.

In this evaluation, Six (6) reservoir zones were evaluated in each prospect area of interest as requested by BioForce Nanosciences. These six zones have potential in both Fox Mountain and South Lund, thus prospective resources were estimated for a total of twelve (12) prospective reservoirs. The prospective reservoirs evaluated are shown in Table 1-1. Excluded from this evaluation was the potential for additional reservoirs in the repeated section located underneath the major thrust fault.

Zone	Prospect Name
Ely Limestone	Fox Mountain and South Lund
Scotty Wash	Fox Mountain and South Lund
Chainman Shale	Fox Mountain and South Lund
Joana Limestone	Fox Mountain and South Lund
Pilot Shale	Fox Mountain and South Lund
Guilmette Dolomite	Fox Mountain and South Lund

Table 1-1: List of prospects and reservoirs evaluated by Ryder Scott.

The prospective resources volumes in this report were estimated probabilistically with adjustments to the ranges of values for each key parameter, with support from the analog field data of surrounding fields. In keeping with the guidelines of the SPE-PRMS, the P90 volumes of the resource distribution for accumulations classified as prospective are reported as the Low Estimate (1U). Similarly, the P50 volumes are reported as the Best Estimate (2U), while the P10 volumes are reported as the High Estimate (3U). Each successive estimate carries a higher degree of uncertainty.

There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that any such volume will be commercially viable to produce. Thus, prospective resources have both a Chance of Geologic Discovery (P_g) and a Chance of Development (P_d). The multiplication

of these two risk factors represents the Chance of Commerciality (P_c). To address the discovery risk, Ryder Scott has estimated the P_g for the prospective resources volumes in this report. The P_g describes only the probability that a discovery will be made if a particular prospect is drilled; it does not address whether any particular discovered accumulation will be of sufficient volume to support subsequent commercial development or whether that development will occur.

Development risk or Chance of Development (P_d) per the PRMS guidelines for prospective resources is not evaluated in this report. P_d represents the probability that a discovered accumulation, as defined herein, will be developed by application of future development projects. Development risk may include, but is not limited to, the commercial viability of a development project, the technical feasibility of a project, and governmental approval of a project, which includes all environmental permits and licenses.

The unrisked prospective resources reported herein are presented without considering contractual working interests to any given accumulation estimate and should not be considered as entitlement volumes to the interests of BioForce Nanosciences. We did not consider the expiration of contract licenses, nor have we calculated net oil sales volumes or income for any potential discoveries, which would represent the BioForce Nanosciences entitlement volumes and income.

The summary table of Ryder Scott's unrisked estimates of prospective resources with P10-P50-P90 volumes of in-place, Technical Recoverable Resources, and associated P_g value is shown in Table 1-2. The volumes shown below and elsewhere in this report should only be considered in the context of this report.

Prospect Area	Zone	OOIP (MMBBLS)			Technical Recoverable Resources – Oil (MMBBLS)			Pg total
		P90	P50	P10	P90	P50	P10	%
Fox Mountain	**TOTAL**	**6,179**	**8,085**	**10,503**	**1,032**	**1,349**	**1,751**	-
Fox Mountain	Ely Limestone	1,423	1,781	2,212	213	267	332	65
Fox Mountain	Scotty Wash	561	768	1,038	84	115	156	41
Fox Mountain	Chainman Shale	302	418	567	15	21	28	45
Fox Mountain	Joana Limestone	1,052	1,361	1,748	157	204	262	65
Fox Mountain	Pilot Shale	41	65	98	2	3	5	40
Fox Mountain	Guilmette Dolomite	2,799	3,692	4,840	560	738	968	51
South Lund	**TOTAL**	**2,255**	**2,932**	**3,785**	**384**	**497**	**639**	-
South Lund	Ely Limestone	462	569	696	69	85	104	65
South Lund	Scotty Wash	265	358	479	40	54	72	41
South Lund	Chainman Shale	88	123	168	4	6	8	45

Prospect Area	Zone	OOIP (MMBBLS)			Technical Recoverable Resources – Oil (MMBBLS)			Pg total
		P90	P50	P10	P90	P50	P10	%
South Lund	Joana Limestone	193	251	322	29	38	48	65
South Lund	Pilot Shale	52	80	120	2	4	6	40
South Lund	Guilmette Dolomite	1,194	1,551	2,000	239	310	400	51

Table 1-2: Summary of Ryder Scott´s estimates prospective resources and Pg for Fox Mountain and South Lund. Values may not sum to total due to rounding.

The arithmetic sums of the P90, P50, and P10 volumes presented above are provided for reference purposes only, to illustrate the potential range of quantities. When aggregating probabilistic volumes, however, an appropriate probabilistic aggregation methodology should be applied, recognizing that the individual volume estimates are subject to varying degrees of uncertainty and risk. The appropriate aggregation methodology should be determined by the Operator, considering the overall development strategy, including the manner, timing, and sequence in which the individual reservoirs are expected to be developed.

2. Geological Setting

The Fox Mountain and South Lund asset areas are located in the Great Basin and Range of Nevada where individual grabens are separated by a series of upthrown horst blocks forming as a function of lithospheric thinning across the larger region. The thinning of the lithosphere occurred after deposition of the identified zones of interest; therefore it only plays a part in basin configuration and trapping mechanisms. The zones of interest were deposited during and post-orogenic events triggered by what is known as the Antler Orogeny (Figure 2-1).


Central Nevada
Eastern Nevada
Western Utah
Tertiary
Cretaceous
Jurassic
Triassic
Permian
Pennsylvanian
Mississippian
Devonian
Silurian
Ordovician
Cambrian
Horse Camp Fm
Sheep Pass Fm
Pequop Fm
Ely Ls
Bird Springs Ls
Chainman Fm
Joana Ls
Pilot Sh
Nevada Fm
Lone Mtn Dolo
Dunderberg Fm
Extension
(Basin and Range)
Compression
(Sevier Orogeny)
Subsidence
(Post-Antler Orogeny)
Compression
(Antler Orogeny)
Passive Margin
Oil reservoir
Source rock
Adapted from USGS Assessment (2007)

Figure 2-1: Generalized stratigraphic column for area of interest including tectonic environment through each stage of deposition.

The graben block, known as White River valley, in which the Fox Mountain and South Lund assets are located, sits adjacent to the Railroad Valley graben that is host to multiple oil fields producing from the same intervals that are considered as prospective in this report. While the some of the zones of interest are present in the horst blocks that separate the graben valleys, they are not considered in this evaluation due to the complexity of the tectonics that uplifted intervals relative to their position in the graben. As such, the surface DEM was used to define the edges of the grabens that by nature are bounded by normal faults (Figure 2-2).


South Lund
Railroad Valley
White River Valley
Fox Mountain
25000m
1:558895

Figure 2-2: Regional surface DEM map illustrating location of prospective areas Fox Mountain and South Lund relative to producing fields in Railroad Valley. Uplifted horst blocks are shaded and show areas that were exclude from consideration in this evaluation.

Since the intervals of interest were deposited prior to the lithospheric thinning and subsequent fault segmenting of the Great Basin and Range, the thickness of the intervals at any location is related to the environment and depocenter at the time of deposition. An easterly trend of thickening is observed in the Pennsylvanian to Devonian-aged intervals, such that the gross interval for each formation is considerably thicker in White River Valley than the equivalent productive units in Railroad Valley to the west (Figure 2-3). The observed thickening in each of the intervals allows for the possibility of thicker net reservoir rock of equivalent quality, relative to the producing fields in Railroad Valley, to be intersected with the proposed well in the Fox Mountain prospect area Along with the anticipated thickening of net reservoir in White River Valley, the quality of TOC is expected to be of equivalent richness to the adjacent valley with the possibility that the thickness of the high quality organic intervals to be greater than observed in Railroad Valley (Figure 2-4).


W
Railroad Valley
White River Valley
E
HIGHROLLER #4-23 [SSTVD]
GAP MOUNTAIN NO. 33-1 [SSTVD]
WHITE RIVER UNIT NO. 3 [SSTVD]
SP_in [D]
ResD_in [D]
PHIN_in [D]
DT_in [D]
GR_in [D]
Datum
Ely LS
Guilmette
Chainman SH
Chainman SS
Joana LS

Figure 2-3: Stratigraphic cross-section from west to east showing the relative thickening of intervals in White River Valley relative to the adjacent Railroad Valley.


REGIONAL ORGANIC SHALE RICHNESS
SAMPLED TOC FROM ORGANIC SHALES
Average percent Total Organic Content (TOC) of the Mississippian Antler Basin
1% TOC average is rich enough to produce commercial quantities of hydrocarbons
UT/WY Thrust Belt 350 MBO and 6.7 TCFG
Pine Valley More than 5 MBO
Covenant Field 700 MBO
Railroad Valley Nearly 50 MBO
White River Valley
Utah tar sands 13 BBO in residual tar
Kern River natural gas pipeline
AveTOC
1
2
3
4
5
6
Thrust belt leading edge
The Mississippian Antler foreland basin contains enough organic carbon to generate trillions of barrels of oil. Several hundred billion barrels generated and migrated as far east as the Utah tar sands filling at least 165 untested structures west of the thrust belt leading edge
0
100
200
miles

Figure 2-4: Regional organic shale richness and sampled TOC

3. Prospective Areas Discussion

Using the available data, Ryder Scott developed a regional 3D structural model that was ultimately used for the estimation of in-place volumes. As mentioned previously, each of the valleys are bounded by normal faults for which the angle of orientation at depth is largely uncertain without additional seismic. Ryder Scott estimated the volumes for each of the intervals by assuming the likelihood of a reduced area at depth, depending on the orientation of the fault (Figure 3-1).


A
Railroad Valley
White River Valley
Federal-1 (Proposed)
A'
From Ryder Scott Petrel Project
A
A'
Mississippian - Ordovician
Tertiary
Cambrian/ Precambrian
Mississippian - Ordovician
Tertiary
Cambrian
Tertiary

Figure 3-1: Regional cross-section intersecting the proposed well (Federal-1), highlighting the interpreted structure for each of the intervals in the subsurface.

Due to the uncertainty of the orientation of the bounding faults and the impact that uncertainty could have on the volumes, Ryder Scott determined an appropriate areal extent for each interval based on an assumed fault orientation at depth as a primary means of determining the Low (1U), Best (2U), and High (3U) estimates with the low case defined by the presence of a listric fault that would by nature decrease the area and resultant bulk rock volume as a function of depth (Figure 3-2). A percentage discount was applied to the areal extent of each interval for the low and best cases using the vertical boundary for the high case. Each of the percentage discounts from the high case were deducted in increments depending on relative age (Table 3-1).

from this evaluation. The eastern portion of the Fox Mountain prospect area was found proximal to the range front with a portion of the block likely extending beyond the basin bounding fault. As such, the portion of the prospect area that was found to extend past the edge of the basin was excluded from consideration (Figure 3-3).


SURFACE DEM
JOANA LS STRUCTURE
Range Front
FEDERAL-1 (Proposed)
Excluded
Area
5000m
1:74827
5000m
1:74827

Figure 3-3: Fox Mountain prospect area showing proposed well and approximated location of basin bounding fault that excludes a portion of the prospect area from consideration.

4. Resource Discussion

4.1 Resources Included in This Report

The 1U, 2U, and 3U prospective resources included herein conform to the definitions sponsored and approved by the SPE, WPC, AAPG, SPEE, SEG, SPWLA, and EAGE as set forth in the 2018 SPE-PRMS and where applicable. Refer to the full SPE-PRMS, which can be located at https://www.spe.org/en/industry/reserves/ for the complete definitions and guidelines.

The various prospective resources, as described in this report, are fully defined in the SPE-PRMS located in the website mentioned above. All the P90, P50 and P10 prospective resources included herein consist of the undeveloped category.

The prospective resources included herein are gross volumes with no adjustment for potential fuel use or other losses.

4.2 Resources Classification

Recoverable petroleum resources may be classified according to the SPE-PRMS into one of three principal resource classifications: prospective resources, contingent resources, or reserves. Prospective resource volumes are the only quantities included in this report. The distinction between prospective and contingent resources depends on whether or not there exists one or more wells and other data indicating the potential for moveable hydrocarbons (e.g., the discovery status). Discovered petroleum resources may be classified as either contingent resources or as reserves depending on the chance that if a project is implemented, it will reach commercial producing status (e.g., chance of commerciality - Pc). The distinction between various “classifications” of resources and reserves relates to their discovery status and increasing chance of commerciality. Commerciality is not solely determined based on the economic status of a project which refers to the situation where the income from an operation exceeds the expenses involved in, or attributable to, that operation. Conditions addressed in the determination of commerciality also include technological, economic, legal, environmental, social, and governmental factors. While economic factors are generally related to costs and product prices, the underlying influences include, but are not limited to, market conditions, transportation and processing infrastructure, fiscal terms, and taxes.

4.3 Resources Uncertainty

All resource estimates involve an assessment of the uncertainty relating to the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. Estimates will generally be revised only as additional geologic or engineering data becomes available or as economic conditions change. Because this report only addresses prospective resources the discussion below is limited to this resource’s classification.

4.3.1 Prospective Resources

Prospective resources are “those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.” Prospective resources are associated with a probability or chance of geologic discovery (P_g) and a probability or chance of development (P_d). The chance of geologic discovery expresses the probability that the drilling of an exploratory well to test the prospective accumulation will find or discover an accumulation of a significant quantity of potentially recoverable petroleum. The chance of development (P_d) represents the probability that a discovered accumulation, as defined herein, will be developed by application of future development projects. For prospective resources, the product of the chance of geologic discovery (P_g) and the chance of development (P_d), defines the chance of commerciality (P_c), which is the probability that a prospective accumulation will commercially mature to the point of delivering saleable hydrocarbon volumes to market.

Prospective resources are presented in this report as “unrisked” potentially recoverable volumes. Such volumes have not been adjusted by their chance of geologic discovery (Pg) nor the chance of development (Pd), together the chance of commerciality (Pc). In this report, Ryder Scott has estimated the chance of geologic discovery (Pg), which is presented as a separate factor in our tables of prospective resources. The volumes of prospective resources in this report may or may not ultimately be discovered, economically viable, or technically feasible to produce. There is no certainty that development will occur or, if it does occur, that the estimated recoveries will be achieved. Due to its speculative nature, we have not addressed the chance of development (Pd) herein.

The gross unrisked prospective resources included herein were estimated using cumulative probabilistic methods (incorporating ranges of values for each key parameter), which assess the uncertainty in the estimated quantities of prospective resources based on the probability that the quantities actually recovered will equal or exceed the estimate. Using probabilistic methods, assuming a successful discovery, there should be at least a 90% probability (P90) that the actual quantities recovered will equal or exceed the Low Estimate (1U), and there should be at least a 50% probability (P50) that the actual quantities recovered will equal or exceed the Best Estimate (2U), and there should be at least a 10% probability (P10) that the actual quantities recovered will equal or exceed the High Estimate (3U).

4.3.1.1 Chance of Geologic Discovery (P_g)

For conventional reservoirs, the P_g is commonly calculated by evaluating four independent risk factors: source, timing-migration, trap, and reservoir. All four of these factors, as defined in Table 4.3.3.1-1 below, must be present in order for a geological discovery to occur. Accordingly, the P_g is determined by the product of all four factors. The value assigned to each factor is based on the experience and judgment of the evaluator following a thorough review of the available relevant data.

It should be noted that the Pg for a prospective accumulation is only intended to represent the probability that a functioning petroleum system is in place. Pg only addresses the probability that data provided by an exploratory well drilled through the prospective accumulation will demonstrate the presence of quantities of moveable hydrocarbons which are at least large enough to satisfy the definition of a geological discovery as presented above. Pg is not intended to represent the probability that any particular quantity or volume of potentially recoverable hydrocarbons will be realized.

Risk Factor	Definition
Source	The probability that a lithology exists with sufficient quantity and quality of thermally mature organic matter to have expelled oil or gas which could feasibly have migrated to the reservoir.
Timing, Migration, and Hydrocarbon Quality	The probability that a source rock expelled oil and gas after the reservoir and trap were in place, that a flow path existed between source and reservoir, and that the trapped hydrocarbons currently have sufficient quality to allow for the production of those hydrocarbons to the surface through a wellbore.
Trap and Seal	The probability that adequate vertical and lateral seals exist which could confine hydrocarbons within adjacent reservoir rock.
Reservoir	The probability that a lithology exists with sufficient porosity, permeability, and continuity to contain moveable hydrocarbons.
Chance of Geologic Discovery (P_g)	=(Source) x (Timing, Migration, and HC Quality) x (Trap and Seal) x (Reservoir)

Table 4.3.1.1-1: Geological Risk Factors.

Table 4.3.3.1-2 lists the Ryder Scott assessments for the Chance of Geologic Discovery (Pg) per each element of the petroleum system (Trap, Reservoir, Source Rock, and Timing/Migration). Using a scale from 0 to 1, as the risk perception decreases (or probability increases) the value of any of these elements is higher, and if the risk is not existent, then the value is 1 (100% probability success). Conversely, as the risk perception increases, the value of any of these elements decreases towards zero (low probability of success). Thus, an element with value zero indicates the risk is the highest (0% probability success) and will result on Pg equal to zero. For both prospective areas Fox Mountain and

South Lund, the presence of source rock are not poses a very low risk with the uncertainty relating to quality. Guilmette dolomite carries a slightly higher risk due to the lack of data to support a source rock beneath the dolomite, but has been proven to be productive in adjacent basins. Timing and migration of hydrocarbons does not carry any risk in the basin based on offset proven fields and favorable maturity indicators. The structural configuration of the trap, which in these prospects depends on fault integrity, indicates lower risk for in the shallower formations than in the deeper intervals due to the dipping orientation of the adjacent normal faults. In both prospect areas, the presence/quality of reservoir quality rock is considered the critical risk for. As such, areas that are productive in adjacent basins carries a lower risk (0.8), than the intervals that have not been proven to be productive that carry a higher risk (0.5).

Prospect Area	Zone	Source	Timing/ Migration	Trap/ Seal	Reservoir	Pg Total
Fox Mountain	Ely Limestone	0.9	1.0	0.9	0.8	0.65
Fox Mountain	Scotty Wash	0.9	1.0	0.9	0.5	0.41
Fox Mountain	Chainman Shale	1.0	1.0	0.9	0.5	0.45
Fox Mountain	Joana Limestone	0.9	1.0	0.9	0.8	0.65
Fox Mountain	Pilot Shale	1.0	1.0	0.8	0.5	0.40
Fox Mountain	Guilmette Dolomite	0.8	1.0	0.8	0.8	0.51
South Lund	Ely Limestone	0.9	1.0	0.9	0.8	0.65
South Lund	Scotty Wash	0.9	1.0	0.9	0.5	0.41
South Lund	Chainman Shale	1.0	1.0	0.9	0.5	0.45
South Lund	Joana Limestone	0.9	1.0	0.9	0.8	0.65
South Lund	Pilot Shale	1.0	1.0	0.8	0.5	0.40
South Lund	Guilmette Dolomite	0.8	1.0	0.8	0.8	0.51

Table 4.3.1.1-2: Ryder Scott Chance of Geologic Discovery Assessment for Fox Mountain and South Lund prospect areas.

4.4. Possible Effects of Regulation

Ryder Scott did not evaluate country and geopolitical risks in the country where BioForce Nanosciences operates or has interests. BioForce's operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include matters relating to contract terms, the legal rights to produce hydrocarbons, including the granting, extension, or termination of production sharing contracts, the fiscal terms of various production sharing contracts, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax are subject to change from time to time. Such changes in governmental regulations and policies may cause delays, revisions or cancellations of BioForce's ability to proceed with the exploratory program for the prospects included herein.

The estimates of gross prospective resources presented herein were based upon a detailed study of the properties in which BioForce Nanosciences derives an interest; however, we have not made any field examination of the properties.

4.5 Methodology Employed for Estimates of Resources

The estimation of the resources quantities involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas, and the second determination results in the estimation of the uncertainty associated with those estimated quantities. The

process of estimating the quantities of recoverable oil and gas resources relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into two broad categories or methods: (1) volumetric-based methods and (2) analogy. These methods may be used individually or in combination by the evaluator in the process of estimating the quantities of resources. Evaluators must select the method or combination of methods that, in their professional judgment, is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the anticipated performance characteristics of the reservoir being evaluated.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of these data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of recoverable hydrocarbons is identified, the evaluator must determine the uncertainty associated with the incremental quantities of those recoverable hydrocarbons. If the quantities are estimated using the deterministic cumulative or probabilistic cumulative approach, the level of uncertainty is addressed for the cumulative volume based on the resources category assigned by the evaluator. Therefore, it is the categorization of the cumulative recoverable quantities that address the inherent uncertainty in the estimated quantities reported.

Estimates of resource quantities and their associated categories or classifications may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of the recoverable quantities and their associated categories or classifications may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The prospective resources for the properties included herein were estimated volumetrically through probabilistic methodology, supported by analogy of the Grant Canyon and Bacon Flat Fields in the adjacent Railroad Valley.

The oil initially in-place was estimated by use of the general equation:

$$\boldsymbol{OIIP\ (STB) = (7{,}758 * BRV * N/G * \phi * So)/FVF}$$

Where:

- BRV = Bulk rock volume (acre-ft)
- N/G = Net to Gross (%)
- ϕ = Porosity(%)
- So = Hydrocarbon saturation (1-Sw) (%):
- FVF = Formation Volume Factor (unitless)

The P90, P50, and P10 OIIP estimates for each reservoir are summarized in Table below. Unrisked Technically Recoverable Resources were calculated using screening recovery factors of 15% for the Ely Limestone, Scotty Wash, and Joana Limestone; 20% for the Guilmette Dolomite; and 5% for the matrix-dominated Chainman and Pilot shale cases. These factors are based on available analog support and are intended for screening purposes only; they do not account for reservoir-specific recovery uncertainty under a defined technically feasible development scenario or for commercial considerations.

Reservoir zone	Reservoir type and analog support	Recovery Factor (RF)
Ely Limestone	Pennsylvanian carbonate; Paradox type analog only (low-moderate)	**15%**
Scotty Wash	Conventional clastic; no direct RF analog found (low)	**15%**

Reservoir zone	Reservoir type and analog support	Recovery Factor (RF)
Joana Limestone	Mississippian carbonate; Schaben is an upper-performance type analog, while the broader Kansas population reports approximately 12%-18% primary recovery and Wellington West about 10% (moderate-low)	15%
Guilmette Dolomite	Fractured/vuggy Devonian carbonate; Bacon Flat direct formation analog and Grant Canyon/Blackburn reservoir-style analogs (moderate)	**20%**
Chainman Shale	Matrix-shale case: no local stimulated analog (low). Blackburn proves separate conventional Chainman sandstone pay can occur.	5% (matrix-shale case only)
Pilot Shale	Continuous shale; no local stimulated production analog (low)	**5%**

Table 4.5.1-1: Recovery-factor

4.6 Assumptions and Data Considered for Estimates of Resources

To estimate prospective resources volumes, we consider many factors and assumptions, including, but not limited to, the use of reservoir parameters derived from geological, geophysical, and engineering data, which cannot be measured directly. For the purposes of this report, we have not reviewed the contractual rights and obligations for those exploration contracts owned by BioForce Nanosciences, nor have we investigated any environmental liabilities associated with these contract areas, if any.

BioForce Nanosciences has informed us that they have furnished us with all of the material accounts, records, geological and engineering data, and available reports. In preparing our estimates, we have relied upon data furnished by BioForce Nanosciences with respect to property interests owned, that included overview presentations, well logs, available 2D seismic, gravity measurements, and technical papers. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data supplied by BioForce Nanosciences.

In summary, we consider the assumptions, data, methods, and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of prospective resources volumes reported herein.

5. Standards of Independence and Professional Qualifications

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer's license or a registered or certified professional geoscientist's license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above.

We are independent petroleum engineers with respect to BioForce Nanosciences. Neither we nor any of our employees have any financial interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves and resources for the properties that were reviewed.

The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical persons primarily responsible for overseeing the evaluation of the resource information discussed in this report, are included as an attachment to this letter.

6. Terms of Usage

This report was prepared for the exclusive use and sole benefit of BioForce Nanosciences Holdings, Inc and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

[redacted]

Mario A. Ballesteros, P.E.
TBPELS License No. 107132
Managing Senior Vice President

[redacted]

D. Corey Barton
AAPG C.P.G. No. 6526
Managing Senior Vice President – Geoscience

MAB-DCB (HGA)/pl

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mario A. Ballesteros was the primary technical person responsible for overseeing the independent estimation of reserves, future production and income to render the audit conclusions of the report presented herein.

Mr. Ballesteros, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 2006, is a Managing Senior Vice President and also serves as an Engineering Group Leader responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies worldwide. Mr. Ballesteros is involved with the training of professionals in reserves estimation for companies around the world. Before joining Ryder Scott, Mr. Ballesteros served in a number of engineering positions with Chevron. For more information regarding Mr. Ballesteros geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Employees.

Mr. Ballesteros earned a Bachelor of Science degree in Mechanical Engineering in 1991 and a Masters of Petroleum Engineering degree in 1993 from the University of Tulsa. He also earned a Masters in Finance in 2000 from the Meta University in Colombia. He is a registered Professional Engineer in the State of Texas.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Ballesteros fulfills. Mr. Ballesteros has attended formalized training and conferences including dedicated to the subject of the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register.

Based on his educational background, professional training and more than 26 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Ballesteros has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers as of June 2018.

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Corey Barton was the primary technical person responsible for overseeing the estimate of the reserves, future production and income prepared by Ryder Scott, the reserves audit conducted by Ryder Scott of the estimates of reserves, future production and discounted future net income and the reserves process review conducted by Ryder Scott presented herein.

Mr. Barton, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2023, is a Managing Senior Vice President and Mr. Barton leads teams of geologists and engineers responsible for quantifying reservoir volumes and evaluating reservoir deliverability. His work integrates geological, geophysical, and petrophysical interpretations with engineering analyses to establish the technical foundation for reserves evaluations, certifications, and audits in accordance with international reporting standards.

Prior to joining Ryder Scott, Mr. Barton held senior geoscience roles with Chesapeake Energy and Anadarko Petroleum, where he generated and evaluated exploration opportunities and contributed to major asset acquisitions and development strategies. For more information regarding Mr. Barton's geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

Mr. Barton holds an MBA from the University of Oklahoma and a Master of Science in Structural Geology from Utah State University. He earned his Bachelor of Science in Geology from Utah State University and is a Certified Petroleum Geologist (CPG) with AAPG-DPA.